UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

Iconix Brand Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd Floor, New York, NY
(Address of Principal Executive Offices)
10018
(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 23, 2016, Iconix Brand Group, Inc. (the “Company”) and certain of the Company’s subsidiaries, Icon NY Holdings LLC (“Icon NY”), Iconix Latin America LLC (“Iconix Latin America”) and Sharper Image Holdings LLC (“Sharper Image Holdings”, together with Icon NY and Iconix Latin America, the “Sellers” and each a “Seller”), entered into an asset purchase agreement (the “Purchase Agreement”) with 360 Holdings II-A LLC (the “Purchaser”), a wholly-owned subsidiary of 360 Holdings I. The description of the Purchase Agreement set forth below in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Purchase Agreement, the Sellers have agreed to sell all of the trademarks and related intellectual property assets primarily related to the Sharper Image brand owned by the Sellers in the United States, Latin America, China, India and Israel (the “Controlled IP Assets”) to the Purchaser.  In addition, with respect to trademarks and related intellectual property assets related to the Sharper Image brand that are owned in other territories (the “JV Assets”), the rights to which are held by Iconix Australia LLC, ICO Brands L.P., Iconix MENA Ltd., Iconix SE Asia Ltd., and Iconix SE Asia Ltd. (collectively, the “International JVs”), the Company has agreed, subject to certain limitations set forth in the Purchase Agreement, to use its commercially reasonable efforts for up to 18 months to cause each International JV to permit the sale of such JV Assets to the Purchaser (together with the sale of the Controlled IP Assets, the “Transaction”).

The Purchaser has agreed to pay $100 million cash in full consideration for the Transaction, of which $98.25 million will be paid to the Sellers in respect of the Controlled IP Assets and $1.75 million will be paid to an escrow agent in respect of the JV Assets and held in escrow and distributed in accordance with the terms of the Purchase Agreement and an escrow agreement.

The Purchase Agreement contains representations, warranties and covenants of the Company, Sellers and Purchaser and indemnification rights of the Company, Sellers and Purchaser after the closing of the Transaction that are customary for transactions of this type.  The closing of the Transaction is subject to satisfaction of customary closing conditions, including expiration of the waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976.  The closing is expected to occur on December 30, 2016.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement, a copy of which the Company intends to file as an exhibit to its next periodic report filed under the Securities Exchange Act of 1934, as amended.

Item 7.01                      Regulation FD Disclosure.

On December 30, 2016, the Company issued a press release announcing execution of the Purchase Agreement in respect of the transaction described in Item 2.01, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Iconix Brand Group, Inc., dated December 30, 2016.*

* Furnished herewith.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ Jason Schaefer
	Name:	Jason Schaefer
	Title:	Executive Vice President and General Counsel

Date: December 30, 2016

2

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Iconix Brand Group, Inc., dated December 30, 2016.*

*Furnished herewith.
3